BY-LAWS

OF

PEARL MUTUAL FUNDS

As amended and restated on June 27, 2005

Article 1

DECLARATION OF TRUST AND OFFICES

Section 1.1. Declaration of Trust. These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of Pearl Mutual Funds, the Massachusetts business trust established by the Declaration of Trust (the “Trust”).

Section 1.2. Other Offices. The Trust may have such other offices and places of business within or without the Commonwealth of Massachusetts as the Board of Trustees shall determine.

Article 2

SHAREHOLDERS

Section 2.1. Place of Meetings. Meetings of the Shareholders may be held at such place or places within or without the Commonwealth of Massachusetts as shall be fixed by the Board of Trustees and stated in the notice of the meeting.

Section 2.2. Regular Meeting. There shall be no regular meetings of the Shareholders of the Trust.

Section 2.3. Special Meeting. Special meetings of the Shareholders for any purpose or purposes may be called by the Chairman of the Board (if any), the President, or two or more Trustees, and must be called at the written request (stating the purpose or purposes of the meeting) of Shareholders entitled to cast at least ten percent of all the votes entitled to be cast at the meeting.

Section 2.4. Notice of Meetings. Notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes thereof and by whom called, shall be delivered by any reasonable means as determined by the Trustees to each Shareholder not less than ten nor more than sixty days prior to the meeting, except where the meeting is an adjourned meeting and the date, time, and place of the meeting were announced at the time of the adjournment.

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Section 2.5. Quorum and Action.

(a) The Holders of thirty percent of the voting power of the shares of beneficial interest of the Trust (the “Shares”) entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

(b) The Shareholders shall take action by the affirmative vote of the Holders of a majority, except in the case of the election of Trustees which shall only require a plurality, of the voting power of the Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by the Investment Company Act of 1940 as amended (the “1940 Act”) or the Declaration of Trust.

Section 2.6. Voting. At each meeting of the Shareholders, every Holder of Shares then entitled to vote may vote in person or by proxy and shall have one vote for each Share registered in his name, including any fractional shares.

Section 2.7. Proxy Representation. A Shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an Officer of the Trust at or before the meeting at which the appointment is to be effective. The placement of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the internet), obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder, shall constitute execution of such proxy by or on behalf of such Shareholder. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Shares or in the Trust. Unless otherwise agreed to by the Trustees, any copy, facsimile telecommunication, computer downloaded version, or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication, computer downloaded version, or other reproduction shall be a complete reproduction of the entire original proxy.

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Section 2.8. Adjourned Meetings. Any meeting of Shareholders may be adjourned to a designated time and place by the vote of the Holders of a majority of the Shares present and entitled to vote thereat, even though less than a quorum is so present, without any further notice except by announcement at the meeting. An adjourned meeting may reconvene as designated, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Article 3

TRUSTEES

Section 3.1. Qualifications and Number; Vacancies. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. The number of Trustees of the Trust, their term and election, and the filling of vacancies shall be as provided in the Declaration of Trust.

Section 3.2. Powers. The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. All powers of the Trust may be exercised by or under the authority of the Board of Trustees, except those conferred on or reserved to the Shareholders by law, the Declaration of Trust, or these By-Laws.

Section 3.3. Investment Policies. It shall be the duty of the Board of Trustees to ensure that the purchase, sale, retention, and disposal of portfolio securities and the other investment practices of the Trust are at all times consistent with the investment objectives, policies, and restrictions with respect to securities investments and otherwise of the Trust filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act, unless such duty is delegated to an investment adviser, administrator, or other party pursuant to a written contract as provided in the Declaration of Trust. The Trustees may delegate the duty of management of the assets of the Trust to an individual or corporate investment adviser or subadviser to act as investment adviser or subadviser pursuant to a written contract.

Section 3.4. Meetings. Regular meetings of the Trustees may be held without notice at such times as the Trustees shall fix. Special meetings of the Trustees may be called by the Chairman of the Board (if any) or the President, and shall be called at the written request of two or more Trustees. Unless waived by each Trustee, three days’ notice of special meetings shall be given to each Trustee in person or by mail, telephone, telegram, e-mail, or cable, or by any other means that reasonably may

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be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof. Meetings of the Trustees may be held at any place within or outside the Commonwealth of Massachusetts. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Trustees or of a committee of the Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference is sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

Section 3.5. Quorum and Action. A majority of the Trustees currently holding office, or in the case of a meeting of a committee of the Trustees, a majority of the members of such committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Trustees or the committee, as the case may be, on any question, except where the act of a greater number is required by these By-Laws or by the Declaration of Trust.

Section 3.6. Action by Written Consent in Lieu of Meetings of Trustees. An action which is required or permitted to be taken at a meeting of the Trustees or a committee of the Trustees may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Trustees or committee, as the case may be, at which all Trustees were present. The written action is effective when signed by the required number of Trustees, unless a different effective time is provided in the written action. When written action is taken by less than all Trustees, all Trustees shall be notified immediately of its text and effective date.

Section 3.7. Committees. The Trustees, by resolution adopted by the affirmative vote of a majority of the Trustees, may designate from their members an Executive Committee and an Audit Committee and any other committee or committees (which other committees may include non-Trustees), each such committee to consist of two or more Trustees and to have such powers and authority (to the extent permitted by law) as may

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be provided in such resolution. Any such committee may be terminated at any time by the affirmative vote of a majority of the Trustees.

Section 3.8. Chairman of the Board and Vice Chairman of the Board. The Trustees in their discretion may elect or appoint a Chairman of the Board of Trustees (“Chairman of the Board”) and a Vice Chairman of the Board of Trustees (“Vice Chairman of the Board”), who shall be Trustees and shall hold their positions at the pleasure of the Trustees. The Chairman of the Board (if any) shall preside at all meetings of the Shareholders and of the Board of Trustees, and in the absence of the Chairman of the Board the Vice Chairman of the Board (if any) shall so preside. The Trustees from time to time may prescribe additional powers and duties of the Chairman of the Board and the Vice Chairman of the Board, to the extent consistent with law, the Declaration of Trust, and these By-laws. Neither the Chairman of the Board nor the Vice Chairman of the Board shall, by reason of holding that position, be or be deemed to be an Officer of the Trust. A Trustee serving as Chairman of the Board or Vice Chairman of the Board shall have no greater liability, and shall not be held to any higher standard or duty, than that to which he or she would be subject if not serving in that position.

Article 4

OFFICERS

Section 4.1. Number and Qualifications. The Officers of the Trust shall include a President, a Treasurer, and a Secretary. Any two or more offices may be held by the same person, and that person may perform any or all duties and powers of either or both offices in either or both capacities. Unless otherwise determined by the Trustees, each Officer shall be elected or appointed by the Trustees for a term which shall continue until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws. The Trustees may from time to time elect or appoint such other Officers or agents as may be necessary or desirable for the business of the Trust, including but not limited to an Executive Vice President, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries. Such other Officers and agents shall hold office for such terms as may be prescribed by the Trustees or by the appointing authority.

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Section 4.2. Resignations. Any Officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board (if any), the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.3. Removal. An Officer may be removed at any time, with or without cause, by resolution approved by the affirmative vote of a majority of the Trustees present at a duly convened meeting of the Trustees.

Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause may be filled for the unexpired portion of the term by the Trustees, or in the manner determined by the Trustees.

Section 4.5. Duties and Powers of Officers.

(a) Except as otherwise expressly provided by law or the Declaration of Trust, the duties and powers of all Officers and agents of the Trust may be prescribed from time to time by the Trustees.

(b) Unless otherwise prescribed by the Trustees, the Officers referred to in the following Sections shall have the duties and powers stated in the following Sections, in addition to all duties and powers prescribed by law or the Declaration of Trust or other provisions of these By-laws. However, the Trustees at any time may change, add to, limit, transfer to another Officer or agent, or abolish any or all of the duties and powers of any Officer or agent of the Trust (including, without limitation, the duties and powers stated in the following Sections and in other provisions of these By-laws).

Section 4.7. President. Subject to the decisions of the Board of Trustees, the President shall be the Chief Executive Officer of the Trust and shall have general authority over and general management and control of the business and affairs of the Trust. In general, he or she shall have all duties and powers incident to the office of the Chief Executive Officer of the Trust and such other duties and powers as may be prescribed by the Trustees from time to time. If there is no Chairman of the Board and no Vice Chairman of the Board, or in their absence, the President shall preside at meetings of the Shareholders and of the Board

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of Trustees. Subject to the decisions of the Board of Trustees, the President from time to time may authorize or direct any other Officer of the Trust to perform any of the duties or exercise any of the powers of the President.

Section 4.8. Executive Vice President. Subject to the decisions of the Board of Trustees and of the President, the Executive Vice President (if any) shall be the Chief Operating Officer of the Trust and shall have all duties and powers incident to the office of the Chief Operating Officer and such other duties and powers as may be prescribed by the President from time to time. If the office of President is vacant or if the President is absent or in the event of the President’s inability to act, the Executive Vice President shall perform the duties and exercise the powers of, and be subject to all the restrictions upon, the President.

Section 4.9. Other Vice Presidents. Subject to the decisions of the Board of Trustees, each other Vice President shall have such duties and powers as from time to time may be assigned to him or her by the President or the Executive Vice President.

Section 4.10. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Trustees, the committees of the Trustees, and the Shareholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records of the Trust;

(d) see that the books, reports, statements, certificates, and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees or the President.

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Section 4.11. Treasurer. The Treasurer shall be the principal financial and accounting Officer of the Trust. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Trust, except those which the Trust has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Trust, as required by the Declaration of Trust;

(b) deposit all money, drafts, and checks in the name of and to the credit of the Trust in the banks and depositories designated by the Trustees;

(c) endorse for deposit all notes, checks, and drafts received by the Trust, making proper vouchers therefor;

(d) disburse corporate funds and issue checks and drafts in the name of the Trust, as ordered by the Trustees;

(e) render a statement of condition of the finances of the Trust to the Trustees as often as they shall require; and

(f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees or the President.

Section 4.12. Salaries. The salaries, if any, of all Officers of the Trust shall be fixed by the Trustees.

Article 5

SHARES

Section 5.1. Share Certificates. No certificates certifying the ownership of Shares of the Trust shall be issued except as the Trustees may otherwise determine from time to time. Certificates representing fractional Shares shall not be issued unless authorized by the Trustees. The certificates representing whole Shares shall be signed in the name of the Trust by the President or a Vice President and by the Treasurer or an Assistant Treasurer (which signatures may be either manual or facsimile, engraved, or printed). In case any Officer who shall have signed such certificate shall have ceased to be such Officer before such certificates shall be issued, they may nevertheless be issued by the Trust with the same effect as if such Officer were still in office at the date of their issuance.

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Section 5.2. Books and Records; Inspection. The Trust shall keep at its principal executive office, or at another place or places within the United States determined by the Trustees, a share register not more than one year old, containing the names and addresses of the Shareholders and the number of Shares held by each Shareholder. The Trust shall also keep at its principal executive office, or at another place or places within the United States determined by the Trustees, a record of the dates on which certificates representing Shares were issued.

Section 5.3. Shareholders of Record; Change of Name or Address of Shareholder or Trustee.

(a) The Trust is entitled to recognize the exclusive right of a person shown in its transfer books (Shareholder account records) as the Holder of Shares to receive notices and dividends, to vote, and to have and exercise all other rights deriving from the Shares, and shall not be bound to recognize any other person’s equitable or other claim to or interest in the Shares, whether or not it has actual or constructive notice thereof. Unless the context or another provision of these By-laws clearly indicates otherwise, all references in these By-laws to “Shareholders” and “Holders” mean the Shareholders of record as shown on the transfer books (Shareholder account records) of the Trust.

(b) Each Shareholder and each Trustee shall promptly notify the Secretary in writing of his correct address and any change in his name or address. If any Shareholder or Trustee fails to do so, neither the Trust nor any of its Trustees, Officers, agents, or employees shall be liable to the Shareholder or Trustee for any error or loss which might have been prevented if notice had been given.

Section 5.4. Share Transfers. Upon compliance with any provisions restricting the transferability of Shares that may be set forth in the Declaration of Trust, these By-Laws, or any resolution or written agreement in respect thereof, transfers of Shares of the Trust shall be made only on the books of the Trust by the registered Holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an Officer of the Trust or with a transfer agent or a registrar, and on surrender of any certificate or certificates for such Shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in

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whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that whenever any transfer of Shares shall be made for collateral security, and not absolutely, such fact, if known to an Officer of the Trust, shall be so expressed in the entry of transfer.

Section 5.5. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer, and registration of Shares of the Trust. They may appoint, or authorize any Officer or Officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for Shares to bear the signature or signatures of any of them.

Section 5.6. Lost, Destroyed or Mutilated Certificates. The Holder of any certificate representing Shares of the Trust shall immediately notify the Trust of any loss, destruction, or mutilation of such certificate. The Trust may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. The Trustees may, in their discretion, require such owner or his legal representatives to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Trustees in their absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Trustees, in their absolute discretion, may refuse to issue any such new certificate, except as otherwise required by law.

Section 5.7. Record Date; Certification of Beneficial Owner.

(a) The Trustees may fix a date not more than ninety days before the date of a meeting of Shareholders as the date for the determination of the Holders of Shares entitled to notice of and entitled to vote at the meeting or any adjournment thereof.

(b) The Trustees may fix a date for determining Shareholders entitled to receive payment of any dividend or distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion, or exchange of Shares.

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(c) In the absence of such fixed record date, (1) the date for determination of Shareholders entitled to notice of and entitled to vote at a meeting of Shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (2) the date for determining Shareholders entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion, or exchange of Shares shall be the close of business on the day on which the resolution of the Trustees is adopted.

(d) By the affirmative vote of a majority of the Trustees present, the Trust may establish a procedure whereby a Shareholder may certify in writing to the Trust that all or a portion of the Shares registered in the name of the Shareholder are held for the account of one or more beneficial owners. Upon receipt by the Trust of the writing, the persons specified as beneficial owners, rather than the actual Shareholders, are deemed the Shareholders for the purposes specified in the writing.

Section 5.8. Reinvestment of Dividends and Distributions; Option to Receive Cash Payment.

(a) All dividends and distributions on the Shares of the Trust or any series thereof shall be reinvested and applied automatically to purchase additional shares of the Trust or such series thereof for the Shareholder’s account, at the closing net asset value per Share (ex-dividend and ex- distribution) on the record date for the dividend or distribution.

(b) However, any Shareholder may request in writing that some or all of that Shareholder’s dividends and distributions be paid in cash. Thereafter, the Trust shall make cash payment in accordance with the written request, but only for a dividend or distribution with a record date later than the day when the written request in proper form is actually received by an Officer of the Trust, and while the written request remains in force. Any Shareholder’s written request for cash payment may be revoked or changed by a writing in proper form that is actually received by an Officer of the Trust.

(c) If a Shareholder’s dividend or distribution check is returned by postal authorities as not deliverable, or if the check remains uncashed for six months or more, the check shall be void and the amount of the check shall be reinvested to purchase additional shares of the Trust or series thereof for the Shareholder’s account at the then current net asset value,

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and thereafter the dividend and distribution payment option for that Shareholder’s account shall be changed automatically to reinvestment.

Article 6

MISCELLANEOUS

Section 6.1. Fiscal Year. The fiscal year of the Trust shall be as fixed by the Trustees of the Trust.

Section 6.2. Notice and Waiver of Notice.

(a) Any notice of a meeting required to be given under these By- Laws to Shareholders or Trustees, or both, may be waived by any such person (1) orally or in writing signed by such person before, at, or after the meeting or (2) by attendance at the meeting in person or, in the case of a Shareholder, by proxy.

(b) Except as otherwise specifically provided herein, all notices required by these By-Laws shall be printed or written, and shall be delivered either personally or by telecopy, telegraph, cable, mail, e-mail, courier, or delivery service and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Shareholder or Trustee at his or her address as it appears on the records of the Trust.

Article 7

AMENDMENTS

Section 7.1. Amendment by Trustees. These By-Laws may be amended or repealed, or new By-Laws may be adopted, by the affirmative vote of a majority of the Trustees then in office at any meeting of the Board of Trustees or by action of the Trustees by written consent in lieu of a meeting.